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                                                                EXHIBIT 24.1


Gateway, Inc.
From 10-K; Power of Attorney

        Each of the undersigned constitutes and appoints William M. Elliott, John J. Todd and Stephanie G. Heim, or either of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, in the undersigned's name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K of Gateway, Inc. (the "Company") for the Company's fiscal year ended December 31, 1999, and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith (collectively, the "Form 10-K"), with the Securities and Exchange Commission, the New York Stock Exchange and such other state and federal government commissions and agencies as required under the Securities Act of 1934, as amended, the regulations thereunder and other applicable law.

Dated: January 19, 2000

                                                       TITLE

/s/ Theodore W. Waitt                     Chairman of the Board and Director
-----------------------------------
Theodore W. Waitt


/s/ Jeffrey Weitzen                       President, Chief Executive Officer
-----------------------------------       and Director
Jeffrey Weitzen


/s/ Charles G. Carey                      Director
-----------------------------------
Charles G. Carey


/s/ George H. Krauss                      Director
-----------------------------------
George H. Krauss


/s/ Douglas L. Lacey                      Director
-----------------------------------
Douglas L. Lacey


/s/ James F. McCann                       Director
-----------------------------------
James F. McCann


/s/ Richard D. Snyder                     Director
-----------------------------------
Richard D. Snyder